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                       OFFICE OF THE UNITED STATES TRUSTEE
                                                                          PAGE 1
                         CENTRAL DISTRICT OF CALIFORNIA
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IN RE:                                    DEBTOR IN POSSESSION INTERIM STATEMENT

    Business Insurance Group                            STATEMENT NO.  6
                                                 FOR THE PERIOD FROM:  01-Sep-00
                                                                  TO:  30-Sep-00
                               DEBTOR
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CHAPTER 11 CASE NO. SV00-14101-GM
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
                                                      -------------------------------------------------------------------------
                                                      DIP General       DIP Accounts     DIP WCMA/MLIF      Pre-Petition
                                                        Account        Payable Account      Account    Concentration Account(1)
                                                      -------------------------------------------------------------------------
                                                                                                           CLOSED [ILLEGIBLE]
CASH ACTIVITY ANALYSIS

A.  Total Receipts Per All Prior Interim Statements    $650,073.06            $0.00     $6,124,349.18       $544,242.11

B.  Less: Total Disbursements Per All Prior            $640,370.17            $0.00           $540.76       $544,242.11
          Interim Statements
                                                      -------------------------------------------------------------------------
C.  Beginning Balance                                   $9,702.89             $0.00     $6,123,808.42             $0.00

                                                      -------------------------------------------------------------------------
D.  Receipts During Current Period

    Per Attached Schedule                                   $0.00             $0.00        $32,163.45             $0.00

                                                      -------------------------------------------------------------------------
E.  Balance Available                                   $9,702.89             $0.00     $6,155,971.87             $0.00

                                                      -------------------------------------------------------------------------
F.  Less: Disbursements During Period

        Per Attached Schedule                               $0.00             $0.00             $0.00             $0.00

                                                      -------------------------------------------------------------------------
G.  Ending Balance                                      $9,702.89             $0.00     $6,155,971.87             $0.00

                                                      -------------------------------------------------------------------------

                                                      -------------------------------------------------------------------
                                                      Pre-Petition Money        Pre-Petition            Pre-Petition
                                                        Market Account        Investment Acct(1)      Investment Acct(2)
                                                      -------------------------------------------------------------------
                                                       CLOSED [ILLEGIBLE]      CLOSED [ILLEGIBLE]        CLOSED [ILLEGIBLE]
CASH ACTIVITY ANALYSIS

A.  Total Receipts Per All Prior Interim Statements   $105,830.95                  $0.36                   $0.97

B.  Less: Total Disbursements Per All Prior           $105,830.95                  $0.34                   $0.97
          Interim Statements
                                                      -------------------------------------------------------------------
C.  Beginning Balance                                       $0.00                  $0.00                   $0.00

                                                      -------------------------------------------------------------------
D.  Receipts During Current Period

    Per Attached Schedule                                   $0.00                  $0.00                   $0.00

                                                      -------------------------------------------------------------------
E.  Balance Available                                       $0.00                  $0.00                   $0.00

                                                      -------------------------------------------------------------------
F.  Less: Disbursements During Period

        Per Attached Schedule                               $0.00                  $0.00                   $0.00

                                                      -------------------------------------------------------------------
G.  Ending Balance                                          $0.00                  $0.00                   $0.00

                                                      -------------------------------------------------------------------

H.  ACCOUNT INFORMATION

    (1) DIP General Account

          (a) Name and Location of Bank         Bank of America, 345 Montgomery
                                                Street, LL1, San Francisco, CA
                                                94104

          (b) Account Number                    15819-20485

    (2) DIP Accounts Payable Account

          (a) Name and Location of Bank         Bank of America, 345 Montgomery
                                                Street, LL1, San Francisco, CA
                                                94104

          (b) Account Number                    15816-20491

    (3) DIP WCMA/MLIF Account

          (a) Name and Location of Bank         Merrill Lynch, 10 West Second
                                                Street, #400 Dayton, OH 45402

          (b) Account Number                    77M07W61

    (4) Pre-Petition Concentration Account

          (a) Name and Location of Bank         Bank of America, 2049 Century
                                                Park East, 2nd Floor, Los
                                                Angeles, CA 90067

          (b) Account Number                    14176-00505       CLOSED 5/11/00

    (5) Pre-Petition Money Market Account

          (a) Name and Location of Bank         Bank of America, 2049 Century
                                                Park East, 2nd Floor, Los
                                                Angeles, CA 90067

          (b) Account Number                    14179-03328       CLOSED 5/18/00

    (6) Pre-Petition Investment Account (1)

          (a) Name and Location of Bank         Bank of New York, 700 S.
                                                Flower Street, 2nd Floor, Los
                                                Angeles, CA 90017

          (b) Account Number                    046705            CLOSED 5/31/00

    (7) Pre-Petition investment Account(2)

          (a) Name and Location of Bank         Bank of New York, 700 S.
                                                Flower Street, 2nd Floor, Los
                                                Angeles, CA 90017

          (b) Account Number                    046706            CLOSED 5/31/00

I. Other Monies On Hand: None

I, Alex Corbett, Chief Financial Officer, declare under penalty of perjury, that the information contained in the above Debtor in Possession Interim Statement is true and complete to the best of my knowledge.

Dated: 10-27-00                           Signed: /s/ Alex Corbett
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